Rule 424 (b)(3)
File No.: 333-116181

EXHIBIT A
No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents two deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR NON-VOTING PREFERRED
SHARES, NO PAR VALUE
OF
GOL LINHAS AEREAS
INTELIGENTES S/A
(INCORPORATED UNDER THE LAWS
OF THE FEDERATIVE REPUBLIC OF
BRAZIL)


OVERSTAMPED:  Effective December
12, 2005, the ratio has changed from one
(1) American Depositary Share
representing two (2) preferred shares to each American Depositary Share representing one (1) preferred Share.


The Bank of New York, as depositary
(herein called the Depositary), hereby
certifies that___________
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited non-voting preferred shares (herein called Shares) of GOL
LINHAS AEREAS INTELIGENTES S/A,
incorporated under the laws of the
Federative Republic of Brazil (herein called the Company). At the date hereof, each American Depositary Share represents two
Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Sao
Paulo office of Banco Itau, S.A. (herein called the Custodian). The Depositarys
Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon
the terms and conditions set forth in the
deposit agreement, dated as of June 23,
2004, as the same may be amended from
time to time in accordance with its terms
(the Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt or any interest
therein agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and
Beneficial Owners of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in
the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
            Upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt, and upon payment of the fee of
the Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement and any provisions of
the Deposited Securities and other
applicable laws, the Owner hereof is entitled
to delivery, to him or upon his order, of the
Deposited Securities at the time represented
by the American Depositary Shares for
which this Receipt is issued.  Delivery of
such Deposited Securities may be made by
the delivery of (a) certificates for Shares in
the name of the Owner hereof or as ordered
by him or certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of the Shares or
the presenter of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with any laws or
governmental regulations in Brazil or the
United States relating to the execution and
delivery of Receipts or Shares or to the
withdrawal of Deposited Securities and the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this
Article 3.
            The delivery of Receipts
against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the registration of transfer of
Receipts in particular instances may be
refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the
transfer books of the Depositary or the
Company are closed, or if any such action is
deemed necessary or advisable by the
Depositary or the Company, in good faith, at
any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for
any other reason, subject to the provisions of
the following sentence.  Notwithstanding
anything to the contrary in the Deposit
Agreement or this Receipt, the surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
subject only (as permitted in General
Instruction I.A.(1) to Form F-6 under the
Securities Act of 1933) to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities 9r
(iv) any other reason that may at the time be
specified in paragraph I(A)(1) of the General
Instructions to Form F-6, as then in effect, or
any successor provision thereto.  Without
limitation of the foregoing, the Depositary
shall not knowingly accept for deposit under
the Deposit Agreement any Shares which
would be required to be registered under the
provisions of the Securities Act of 1933 for
the public offer and sale thereof in the
United States unless a registration statement
is in effect as to such Shares for such offer
and sale.  The Depositary will comply with
written instructions of the Company that the
Depositary will not accept for deposit any
Shares reasonably identified in such
instructions to facilitate the Companys
compliance with United States or Brazilian
securities laws.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
            If any tax or other
governmental charge shall become payable
with respect to any Receipt or any Deposited
Securities represented hereby, such tax or
other governmental charge shall be payable
by the Owner or Beneficial Owner hereof to
the Depositary.  The Depositary may refuse
to effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
            Every person depositing
Shares under the Deposit Agreement shall
be deemed thereby to represent and warrant
that (i) such Shares and each certificate
therefor are validly issued, fully paid, non-
assessable, and were not issued in violation
of any preemptive or similar rights of the
holders of outstanding Shares, (ii) such
Shares are free and clear of any lien,
encumbrance, security interest, charge,
mortgage or adverse claim and (iii) the
person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that such Shares
are not, and American Depositary Shares
representing such Shares would not be,
Restricted Securities.  Such representations
and warranties shall survive the deposit of
Shares and delivery of Receipts.  If any such
representations and warranties are false in
any way, the Company and the Depositary
shall be authorized, at the cost and expense
of the person depositing Shares, to take any
and all actions necessary to correct the
consequences thereof.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
            Any person presenting Shares
for deposit or any Owner or Beneficial
Owner of a Receipt may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or as the Company may
reasonably require by written request to the
Depositary consistent with its obligations
under the Deposit Agreement.  The
Depositary may, and at the reasonable
written request of the Company shall,
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  The Company may from
time to time request Owners to provide
information as to the capacity in which such
Owners hold Receipts and regarding the
identity of any other persons then interested
in such Receipts and the nature of such
interest.  Each Owner agrees to provide any
information reasonably requested by the
Company or the Depositary pursuant to this
Section 3.01 of the Deposit Agreement.  No
Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary that any necessary approval has
been granted by any governmental body in
the Federative Republic of Brazil that is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
            The Company agrees to pay
the fees, reasonable expenses and out-of-
pocket charges of the Depositary and those
of any Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
            The following charges shall
be incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), or by Owners, as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to the name of the Depositary or
its nominee or the Custodian or its nominee
on the making of deposits or withdrawals
under the terms of the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee of USD5.00 or less per 100
American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.03, 4.03 or
4.04 of the Deposit Agreement and the
surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement, (6) (to the extent not prohibited
by the rules of any stock exchange on which
the American Depositary Shares are listed
for trading) a fee of USD.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners, (8) ) a fee of USD.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and will be payable as provided in clause 9
below; provided, however, that no fee will
be assessed under this clause 8 if a fee was
charged pursuant to clause 6 above during
that calendar year and (9) any other charges
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be collected at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducing such
charge from one or more cash dividends or
other cash distributions).
            The Depositary, subject to
Article 8 hereof, may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
            Notwithstanding Section 2.03
of the Deposit Agreement, the Depositary
may execute and deliver Receipts prior to
the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a Pre-
Release).  The Depositary may, pursuant to
Section 2.05 of the Deposit Agreement,
deliver Shares upon the receipt and
cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered that such person, or its
customer, owns the Shares or Receipts to be
remitted, as the case may be, (b) at all times
fully collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares represented by American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
            The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
            It is a condition of this
Receipt and every successive Owner and
Beneficial Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt (and to the
American Depositary Shares evidenced
hereby), when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York;
provided, however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
            This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
            The Company is subject to
the periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Commission.  Such reports will be available
for inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
            The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office any
reports and communications, including any
proxy soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to Section 5.06 of the Deposit
Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English, to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
            The Depositary will keep
books, at its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Depositary
receives any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary will, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into dollars and will distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement) to
the Owners of Receipts entitled thereto;
provided, however, that in the event that the
Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes, the amount distributed to
the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
            Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, after deduction
or upon payment of any fees and expenses
of the Depositary or any taxes or other
governmental charges, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held
by them respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
reasonable opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may, after
consultation with the Company, adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and expenses of the Depositary as
provided in Section 5.09 of the Deposit
Agreement) will be distributed by the
Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.
            If any distribution consists of
a dividend in, or free distribution of, Shares,
the Depositary may distribute to the Owners
of outstanding Receipts entitled thereto, in
proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively, additional Receipts evidencing
an aggregate number of American
Depositary Shares representing the amount
of Shares received as such dividend or free
distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Section 5.09 of
the Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, if any, all in the manner and
subject to the conditions set forth in Section
4.01 of the Deposit Agreement.  If
additional Receipts are not so distributed,
each American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
Notwithstanding the foregoing, in the event
that the Depositary determines thgat a
distribution in Shares may not be legally
made to some or all Owners, the Depositary
may sell such Shares and shall remit the
proceeds thereof, if any, to the Owners
entitled thereto as in the case of a
distribution in cash.
            In the event that the
Depositary determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may, after consultation with the
Company to the extent practical, by public
or private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto in
proportion to the number of American
Depositary Shares held by them
respectively.
13.	RIGHTS.
            In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares
or any rights of any other nature, the
Depositary shall, after consultation with the
Company, have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
the Company notifies the Depositary that
such rights may only be offered to Owners
subject to specified conditions required to be
met in order to comply with any ownership
restrictions relating to the Shares underlying
such rights, the Depositary shall not make
such rights available to Owners except in
accordance with reasonable written
instructions received from the Company
relating to those conditions.  If at the time of
the offering of any rights the Depositary
determines in its discretion that it is lawful
and feasible to make such rights available to
all or certain Owners but not to other
Owners, the Depositary may distribute to
any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
            In circumstances in which
rights would otherwise not be distributed, if
an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to
the American Depositary Shares of such
Owner hereunder, the Depositary will make
such rights available to such Owner upon
written notice from the Company to the
Depositary that (a) the Company has elected
in its sole discretion to permit such rights to
be exercised and (b) such Owner has
executed such documents as the Company
has determined in its sole discretion are
reasonably required under applicable law.
            If the Depositary has
distributed warrants or other instruments for
rights to subscribe for Shares to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees and expenses
of the Depositary and any other charges as
set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Owner; provided, however,
that in the case of a distribution pursuant to
the preceding paragraph, such deposit shall
be made, and depositary shares shall be
delivered, under  depositary arrangements
which provide for issuance of depositary
receipts subject to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under applicable United States
laws.
            If the Depositary determines
in its discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement
and all taxes and governmental charges
payable in connection with such rights and
subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.
            Except as otherwise provided
in the third preceding paragraph, the
Depositary will not offer rights to Owners
unless both the rights and the securities to
which such rights relate are either exempt
from registration under the Securities Act of
1933 with respect to a distribution to all
Owners or are registered under the
provisions of such Act.  Nothing in the
Deposit Agreement shall create any
obligation on the part of the Company to file
a registration statement with respect to such
rights or underlying securities or to endeavor
to have such a registration statement
declared effective.  If an Owner of Receipts
requests the distribution of warrants or other
instruments, notwithstanding that there has
been no such registration under such Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
            The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular, provided the Depositary
has not acted in bad faith.
14.	CONVERSION OF FOREIGN
CURRENCY.
            Whenever the Depositary or
the Custodian shall receive foreign currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants or instruments
upon surrender thereof for cancellation.
Such distribution may be made upon an
averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions, the date of
delivery of any Receipt or otherwise and
shall be net of any expenses of conversion
into Dollars incurred by the Depositary as
provided in Section 5.09 of the Deposit
Agreement.
            If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall file
such application for approval or license, if
any, as it may deem desirable.
            If at any time the Depositary
shall determine that in its judgment any
foreign currency received by the Depositary
or the Custodian is not convertible on a
reasonable basis into Dollars transferable to
the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the reasonable opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
            If any such conversion of
foreign currency, in whole or in part, cannot
be effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date (a) for the determination of the Owners
of Receipts who shall be (i) entitled to
receive such dividend, distribution or rights
or the net proceeds of the sale thereof,
(ii) entitled to give instructions for the
exercise of voting rights at any such meeting
or (iii) responsible for any fees or charges
assessed by the Depositary pursuant to the
Deposit Agreement, or (b) on or after which
each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.  The Depositary shall establish
the record date for the American Depositary
Shares as the same date as, or as near as
practicable to, the record date (if any)
applicable to the Deposited Securities.
16.	VOTING OF DEPOSITED
SECURITIES.
            The parties acknowledge that,
as of the date of the Deposit Agreement, the
holders of Shares do not have any voting
rights except in certain circumstances as
provided under Brazilian corporate law and
the Companys by-laws.  If the holders of
Shares acquire voting rights on the
occurrence circumstances referred to in the
last sentence or the terms of Shares are
amended to give voting rights to holders of
Shares generally, then, upon receipt from the
Company of notice of any meeting or
solicitation of proxies or consents of holders
of Shares or other Deposited Securities, the
Depositary shall, if requested in writing by
the Company, as soon as practicable
thereafter, mail to the Owners of Receipts a
notice, the form of which notice shall be in
the sole discretion of the Depositary, which
shall contain (a) such information as is
contained in such notice of meeting received
by the Depositary from the Company, (b) a
statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of Brazilian law and of
the Articles of Incorporation, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given.  Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by
the Depositary for such purpose, the
Depositary shall endeavor, insofar as
practicable and permitted under applicable
laws and the provisions of the Articles of
Incorporation and the provisions of the
Deposited Securities, to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to
such Shares or other Deposited Securities,
other than in accordance with such
instructions or as provided in the following
paragraph.
            If (i) the Company made a
request to the Depositary as contemplated by
the first sentence of Section 4.07 of the
Deposit Agreement and complied with the
last paragraph of that Section 4.07 and (ii)
no instructions are received by the
Depositary from an Owner with respect to
the Deposited Securities represented by the
American Depositary Shares evidenced by
such Owners Receipts on or before the date
established by the Depositary for such
purpose, the Depositary shall deem such
Owner to have instructed the Depositary to
give a discretionary proxy to a person
designated by the Board of Directors of the
Company with respect to such Deposited
Securities and the Depositary shall give a
discretionary proxy to a person designated
by the Board of Directors of the Company to
vote such Deposited Securities; provided,
however, that no such instruction shall be
deemed given and no such discretionary
proxy shall be given with respect to any
matter as to which the Board of Directors of
the Company informs the Depositary (and
the Company agrees to provide such
information as promptly as practicable in
writing, if applicable) that (x) the Company
does not wish such proxy given, (y)
substantial opposition exists or (z) such
matter materially and adversely affects the
rights of holders of Shares.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
the right to receive the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may, with
notice to the Company, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner if, by reason of any
provision of any present or future law or
regulation of the United States or any other
country, or of any other governmental or
regulatory authority, or by reason of any
provision, present or future, of the Articles
of Incorporation, or by reason of any
provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from, or be
subject to any civil or criminal penalty on
account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed; nor
shall the Depositary or the Company or any
of their respective directors, employees,
agents or affiliates incur any liability to any
Owner or Beneficial Owner of a Receipt by
reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or
for any other reason, such distribution or
offering may not be made available to
Owners of Receipts, and the Depositary may
not dispose of such distribution or offering
on behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary nor any of their
respective directors, officers, employees,
agents or affiliates assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that each of the
Company and the Depositary agrees to
perform its respective obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company nor any of
their respective directors, employees, agents
or affiliates shall be under any obligation to
appear in or prosecute any action, suit, or
other proceeding in respect of any Deposited
Securities or in respect of the Receipts on
behalf of any Owner, Beneficial Owner or
other person, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company  nor any of their respective
directors, employees, agents or affiliates
shall be liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or Beneficial Owner of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  No disclaimer of
liability under the Securities Act of 1933 is
intended by any provision of the Deposit
Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
            The Depositary may at any
time resign as Depositary by written notice
of its election so to do delivered to the
Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 60
days prior written notice of such removal, to
become effective upon the later of (i) the
60th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute custodian.
20.	AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be
amended by agreement between the
Company and the Depositary without the
consent of Owners or Beneficial Owners in
any respect which they may deem necessary
or desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner and Beneficial
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt
or any interest therein, to consent and agree
to such amendment and to be bound by the
Deposit Agreement as amended thereby.  In
no event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive therefor
the Deposited Securities represented thereby
except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
            The Depositary at any time at
the direction of the Company, shall
terminate the Deposit Agreement by mailing
notice of termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of termination to the Company and
the Owners of all Receipts then outstanding
if at least 60 days have passed since the
Depositary delivered to the Company a
written notice of its election to resign and a
successor depositary has not been appointed
and accepted its appointment as provided in
Section 5.04 of the Deposit Agreement.  On
and after the date of termination, the Owner
of a Receipt will, upon (a) surrender of such
Receipt at the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.05 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses under Sections 5.08 and 5.09 of
the Deposit Agreement.
22.	SUBMISSION TO
JURISDICTION.
            In the Deposit Agreement,
the Company has (i) appointed CT
Corporation System, 111 Eighth Avenue,
New York, New York 10011, in the State of
New York, as the Companys authorized
agent upon which process may be served in
any suit or proceeding arising out of or
relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or the Deposit Agreement, (ii)
consented and submitted to the jurisdiction
of any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted, and (iii)
agreed that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
23.	DISCLOSURE TO BRAZILIAN
REGULATORY AUTHORITIES.
            Each of the Depositary and
the Company hereby confirms to the other
that for so long as the Deposit Agreement is
in effect it shall furnish to the Brazilian
National Securities Commission (Comissao
de Valores Mobiliarios) and the Brazilian
Central Bank (Banco Central do Brazil), at
any time and within the period that may be
determined, any information and documents
related to the American Depositary Receipt
program and the Receipts issued thereunder.
In the event that the Depositary or the
Custodian shall be advised in writing by
reputable independent Brazilian counsel that
the Depositary or Custodian reasonably
could be subject to criminal, or material, as
reasonably determined by the Depositary,
civil, liabilities as a result of the Company
having failed to provide such information or
documents reasonably available only
through the Company, the Depositary shall
have the right to terminate the Deposit
Agreement, upon at least 15 days prior
notice to the Owners and the Company, and
the Depositary shall not be subject to any
liability thereunder on account of such
termination or such determination.  The
effect of any such termination of the Deposit
Agreement shall be as provided in Section
6.02 of the Deposit Agreement.
24.	OWNERSHIP RESTRICTIONS.
            Owners and Beneficial
Owners shall comply with any limitations on ownership of Shares under the Articles of Incorporation or applicable Brazilian law as if they held the number of Shares their American Depositary Shares represent.
However, the Company represents that, as of the date of the Deposit Agreement, there are no limitations on ownership of Shares under the Articles of Incorporation or Brazilian law. If the Articles of Association or applicable Brazilian law are changed (i) to require disclosure to the Company of beneficial or other ownership of Deposited
Securities or other securities or to limit ownership of those securities or (ii) to provide for blocking of transfer, voting or other rights to enforce disclosure or ownership limitations referred to in clause
(i), the Depositary shall use its reasonable efforts to comply with the Companys written instructions as to Receipts in respect of any such enforcement or limitation or blocking of rights, and Owners and Beneficial
Owners shall comply with all such
disclosure requirements and ownership
limitations and shall cooperate with the Depositarys compliance with such instructions and are deemed by holding
Receipts or any interest in them to consent to any such limitation or blocking of rights.





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